Exhibit 99

Shareholder and Financial Analyst Contact:
Jim Jacobson Director of Investor Relations Phone: (515) 284-2633 E-Mail: jim.jacobson@meredith.com

Media Contact:
Art Slusark Vice President-Corporate Communications Phone: (515) 284-3404 E-Mail: art.slusark@meredith.com

MEREDITH CORPORATION THIRD QUARTER
EARNINGS PER SHARE RISE 15 PERCENT

Company reports improved publishing advertising outlook for fourth quarter

DES MOINES, IA (April 26, 2005) - Meredith Corporation (NYSE: MDP) today reported earnings of $35.2 million, or $0.69 per share, for the third quarter of fiscal 2005, a record for a fiscal third quarter. Earnings per share increased 15 percent over the prior-year third quarter, total Company revenues grew 2 percent to $305.5 million, and total operating expenses were flat.

"We continued our track record of delivering strong results," stated Meredith Chairman and CEO William T. Kerr. "The quarter just ended marked the 12th consecutive quarter we have recorded year-over-year earnings growth."

For the first nine months of fiscal 2005, Meredith's earnings grew 30 percent to $86 million, or $1.67 per share, before the cumulative effect of a change in accounting principle related to stock option expensing. Total Company revenues increased 4 percent to $888.9 million and advertising revenues increased 5 percent. Total operating expenses rose 1 percent.

Kerr added, "Looking ahead to the fourth quarter, we are particularly encouraged by the strength of Publishing advertising revenue. We expect to grow fourth quarter earnings per share approximately 15 percent."

Operating Highlights

Broadcasting

Broadcasting operating profit grew 14 percent to $16.2 million in the third quarter. EBITDA (earnings before interest, taxes, depreciation and amortization) margin increased more than 3 points to 31.7 percent from 28.6 percent. Total Broadcasting expenses declined 2 percent.

Total revenues increased 1 percent to $69.8 million and non-political advertising revenues grew 4 percent. These results reflect the benefit of the Company's new stations in Kansas City and Chattanooga, which partially offset the absence of political advertising and the shift of the Super Bowl from CBS to FOX in the quarter.

Most of Meredith's television stations improved ratings and audience share for their newscasts in the February ratings book for the key adult 25-54 demographic group. Some of the noteworthy improvements were:

  KPHO (CBS) in Phoenix increased audience share for its late news by 14 percent. Its 6 to 7 a.m. morning news grew share 75 percent, and KPHO's new 6:30 p.m. newscast tripled share.
  KPTV (FOX) in Portland grew audience share for all of its morning newscasts, and its late news was number two in the market.
  KCTV (CBS) in Kansas City continued to be the fastest growing news station in the market. Its late news grew share 42 percent, and the station posted strong gains for most of its other newscasts as well.

In mid-February, Paul Karpowicz was named President of the Meredith Broadcasting Group. "Paul has hit the ground running," Kerr said. "He has the proven leadership and industry experience required to take Meredith Broadcasting to the next level. Paul is a strong addition to our senior management team."

For the first nine months of fiscal 2005, Broadcasting operating profit grew 43 percent to $62.7 million. EBITDA margin increased to 34.3 percent from 29 percent. Total revenues rose 12 percent to $233 million and non-political advertising revenues grew 4 percent to $209.8 million. The first nine months of fiscal 2005 included $18.7 million in net political advertising revenues compared with $2.5 million in the first nine months of fiscal 2004. Total Broadcasting expenses increased 3 percent.

Publishing

Publishing operating profit grew 6 percent to $55 million in the quarter. Operating profit margin increased to 23.3 percent from 22.4 percent. These gains were the result of higher profit from the Company's circulation activities along with its integrated marketing and book operations, partially offset by lower advertising revenue. Total Publishing expenses rose 1 percent, including a mid-single digit increase in paper costs.

Total Publishing revenues increased 2 percent to $235.7 million in the quarter. These results reflect higher circulation revenues and growth from the Company's integrated marketing operations, partially offset by a 3 percent decline in advertising revenues. The Company generated fewer advertising pages at most of its magazines, partially offset by higher advertising revenue per page at its mid-size titles.

During the quarter:

  Better Homes and Gardens and Ladies' Home Journal increased their combined share of advertising revenues in the women's service field more than one percentage point to 45 percent for the 12 months ended with the March 2005 issues, according to Publishers Information Bureau.
  More magazine generated strong results and continued to build brand presence through major sponsored consumer events such as the More Marathon. In September 2005, Meredith will increase the rate base of the magazine to 1.1 million.
  The Company increased circulation contribution as a result of improved newsstand results along with its long-term direct-to-publisher circulation model, which continues to differentiate Meredith in the marketplace and generates meaningful contribution.
  Meredith Integrated Marketing posted strong revenue and profit gains, reflecting growth from existing clients and contribution from new programs.

For the first nine months of fiscal 2005, Publishing operating profit rose 11 percent to $117.6 million and operating profit margin increased to 17.9 percent from 16.5 percent. Publishing revenues grew 2 percent and operating expenses remained unchanged.

OTHER FINANCIAL INFORMATION

To date in fiscal 2005, the Company has repurchased approximately 1.9 million shares. For all of fiscal 2004, the Company repurchased approximately 750,000 shares.

Net interest expense declined to $4.8 million in the third quarter of fiscal 2005 compared with $5.6 million in the prior-year third quarter. Total debt was $270 million at March 31, 2005. Capital expenditures were $7.6 million in the third quarter and $17.4 million in the first nine months of fiscal 2005.

All earnings per share figures in the text of this release are diluted. Both basic and diluted earnings per share can be found in the attached statements of earnings.

OUTLOOK

For the fourth quarter of fiscal 2005, Publishing advertising revenue is expected to increase in the mid-single digits, and Broadcast pacings, which are a snapshot in time and change frequently, are currently up in the low-single digits compared with the prior year.

Meredith expects earnings per share will approximate $0.83 for the fourth quarter of fiscal 2005, representing a 15 percent increase from the $0.72 the Company earned in the prior-year quarter. These results include investment spending in Publishing to launch Meredith Hispanic Ventures, incremental direct mail investment and a mid-teen increase in paper prices compared with the prior-year fourth quarter.

The Company anticipates earnings per share will approximate $2.50 for all of fiscal 2005, representing a 25 percent increase from the $2.00 the Company earned in fiscal 2004.

CONFERENCE CALL WEB CAST

Meredith will host a conference call on April 26, 2005 at 11:00 a.m. EDT (10:00 a.m. CDT) to discuss fiscal third quarter results. A live web cast will be accessible to the public on the Company's web site www.meredith.com.

RATIONALE FOR USE AND ACCESS TO NON-GAAP MEASURES

Non-GAAP measures such as EBITDA should be construed not as alternative measures of, but as supplemental information regarding, the Company's net earnings and income from operations as defined under GAAP.

Management uses and presents GAAP and non-GAAP results to evaluate and communicate the performance of the Company. Because of EBITDA's focus on results from operations before depreciation and amortization, management believes that EBITDA provides an additional analytical tool to clarify the Company's results from core operations and delineate underlying trends. EBITDA is a common alternative measure of performance used by investors and financial analysts. Meredith does not use EBITDA as a measure of liquidity, nor is EBITDA necessarily indicative of funds available for management's discretionary use.

Reconciliations of GAAP to non-GAAP measures are included in Table 1. The attached financial statements and reconciliation tables will be made available on the Company's web site. Interested parties should go to http://www.meredith.com/investors/index.html and click on "GAAP-Non-GAAP Reconciliation" in the navigation bar on the left side of the page.

SAFE HARBOR

This release contains certain forward-looking statements that are subject to risks and uncertainties. These statements are based on management's current knowledge and estimates of factors affecting the Company's operations. Statements in this announcement that are forward-looking include, but are not limited to, the statements regarding broadcast pacings, publishing advertising revenues, and earnings per share for the fourth quarter of fiscal 2005, along with the Company's earnings per share outlook for fiscal 2005.

Actual results may differ materially from those currently anticipated. Factors that could adversely affect future results include, but are not limited to, downturns in national and/or local economies; a softening of the domestic advertising market; world, national, or local events that could disrupt broadcast television; increased consolidation among major advertisers or other events depressing the level of advertising spending; the unexpected loss of one or more major clients; changes in consumer reading, purchase, and/or television viewing patterns; unanticipated increases in paper, postage, printing or syndicated programming costs; changes in television network affiliation agreements; technological developments affecting products or methods of distribution; changes in government regulations affecting the Company's industries; unexpected changes in interest rates; and any acquisitions and/or dispositions. The Company undertakes no obligation to update publicly any forward-looking statement, whether as a result of new information, future events, or otherwise.

ABOUT MEREDITH CORPORATION

Meredith Corporation (www.meredith.com) is one of the nation's leading media and marketing companies with businesses centering on magazine and book publishing, television broadcasting, integrated marketing and interactive media. The Meredith Publishing Group, the country's foremost home and family authority, features 18 subscription magazines including Better Homes and Gardens, Ladies' Home Journal and American Baby and approximately 150 special interest publications. Meredith owns or operates 14 television stations including properties in top-25 markets such as Atlanta, Phoenix and Portland, and an AM radio station.

Meredith has approximately 350 books in print and has established marketing relationships with some of America's leading companies including The Home Depot, DIRECTV, DaimlerChrysler, Wal-Mart and Carnival Cruise Lines. Meredith's consumer database, which contains approximately 75 million names, is one of the largest domestic databases among media companies and enables magazine and television advertisers to target marketing campaigns precisely. Additionally, Meredith has an extensive Internet presence that includes 26 web sites and strategic alliances with leading Internet destinations.

Meredith Corporation and Subsidiaries
Consolidated Statements of Earnings - Unaudited

	Three Months			Nine Months
	Ended March 31		Percent Change	Ended March 31		Percent Change
	2005	Restated* 2004		2005	Restated* 2004
(In thousands except per share data)
Revenues
Advertising	$178,619	$181,487	(1.6)%	$535,631	$510,886	4.8%
Circulation	64,962	62,962	3.2%	179,049	183,113	(2.2)%
All other	61,936	55,104	12.4%	174,253	158,603	9.9%
Total revenues	305,517	299,553	2.0%	888,933	852,602	4.3%
Operating costs and expenses
Production, distribution and editorial	136,699	132,700	3.0%	389,288	377,470	3.1%
Selling, general and administrative	97,685	101,562	(3.8)%	318,661	323,634	(1.5)%
Depreciation and amortization	8,831	8,730	1.2%	26,008	26,282	(1.0)%
Total operating costs and expenses	243,215	242,992	0.1%	733,957	727,386	0.9%
Income from operations	62,302	56,561	10.2%	154,976	125,216	23.8%
Interest income	259	40	547.5%	699	124	463.7%
Interest expense	(5,094)	(5,647)	(9.8)%	(15,436)	(17,208)	(10.3)%
Earnings before income taxes and cumulative
effect of change in accounting principle	57,467	50,954	12.8%	140,239	108,132	29.7%
Income taxes	22,239	19,720	12.8%	54,272	41,851	29.7%
Earnings before cumulative effect of
change in accounting principle	$35,228	$31,234	12.8%	$85,967	$66,281	29.7%
Cumulative effect of change in accounting
principle, net of taxes	-	-	-	893	-	100.0%
Net earnings	$35,228	$31,234	12.8%	$86,860	$66,281	31.0%

Basic earnings per share
Before cumulative effect of change in accounting principle	$0.71	$0.62	14.5%	$1.72	$1.32	30.3%
Cumulative effect of change in accounting principle	-	-	-	0.02	-	100.0%
Net basic earnings per share	$0.71	$0.62	14.5%	$1.74	$1.32	31.8%
Basic average shares outstanding	49,649	50,203	(1.1)%	49,943	50,173	(0.5)%

Diluted earnings per share
Before cumulative effect of change in accounting principle	$0.69	$0.60	15.0%	$1.67	$1.28	30.5%
Cumulative effect of change in accounting principle	-	-		0.02	-	100.0%
Net diluted earnings per share	$0.69	$0.60	15.0%	$1.69	$1.28	32.0%
Diluted average shares outstanding	50,990	51,953	(1.9)%	51,441	51,871	(0.8)%

Dividends paid per share	$0.14	$0.12	16.7%	$0.38	$0.31	22.6%

* Restated to reflect the amortization of broadcasting network affiliation agreements and the expensing of share-based compensation.

Meredith Corporation and Subsidiaries
Segment Information-Unaudited

	Three Months Ended March 31		Percent Change	Nine Months Ended March 31
	2005	Restated* 2004		2005	Restated* 2004	Percent Change
(In thousands)
Revenues
Publishing	$235,730	$230,432	2.3%	$655,971	$643,958	1.9%
Broadcasting:
Non-political advertising	68,216	65,600	4.0%	209,799	201,046	4.4%
Political advertising	104	1,665	(93.8)%	18,683	2,459	NM
Other revenues	1,467	1,856	(21.0)%	4,480	5,139	(12.8)%
Total broadcasting	69,787	69,121	1.0%	232,962	208,644	11.7%
Total revenues	$305,517	$299,553	2.0%	$888,933	$852,602	4.3%

Operating Profit
Publishing	$54,996	$51,691	6.4%	$117,636	$105,923	11.1%
Broadcasting	16,220	14,231	14.0%	62,659	43,834	42.9%
Unallocated corporate	(8,914)	(9,361)	4.8%	(25,319)	(24,541)	(3.2)%
Income from operations	62,302	56,561	10.2%	154,976	125,216	23.8%

Depreciation & amortization
Publishing	$2,270	$2,298	(1.2)%	$7,031	$7,405	(5.1)%
Broadcasting	5,886	5,543	6.2%	17,201	16,663	3.2%
Unallocated corporate	675	889	(24.1)%	1,776	2,214	(19.8)%
Total depreciation & amortization	$8,831	$8,730	1.2%	$26,008	$26,282	(1.0)%

EBITDA
Publishing	$57,266	$53,989	6.1%	$124,667	$113,328	10.0%
Broadcasting	22,106	19,774	11.8%	79,860	60,497	32.0%
Unallocated corporate	(8,239)	(8,472)	2.8%	(23,543)	(22,327)	(5.4)%
Total EBITDA	$71,133	$65,291	8.9%	$180,984	$151,498	19.5%
NM-Not meaningful
* Restated to reflect the amortization of broadcasting network affiliation agreements and the expensing of share-based compensation.

Meredith Corporation and Subsidiaries
Condensed Consolidated Balance Sheets - Unaudited

Assets	March 31 2005	Restated* June 30 2004
(In thousands)
Current assets
Cash and cash equivalents	$2,614	$58,723
Accounts receivable, net	187,568	164,876
Other current assets	97,134	90,415
Total current assets	287,316	314,014
Property, plant and equipment, net	194,906	195,799
Other assets	92,630	90,843
Intangibles, net	708,464	673,968
Goodwill	196,382	191,303
Total assets	$1,479,698	$1,465,927

Liabilities and Shareholders' Equity	March 31 2005	Restated* June 30 2004
(In thousands)
Current liabilities
Current portion of long-term debt	$125,000	$75,000
Accounts payable and accruals	156,620	143,632
Other current liabilities	156,986	152,118
Total current liabilities	438,606	370,750
Long-term debt	145,000	225,000
Other noncurrent liabilities	274,792	260,252
Total liabilities	858,398	856,002
Shareholders' equity
Common stock	39,786	40,802
Class B stock	9,609	9,683
Other shareholders' equity	571,905	559,440
Total shareholders' equity	621,300	609,925
Total liabilities and shareholders' equity	$1,479,698	$1,465,927

* Restated to reflect the expensing of share-based compensation.

Meredith Corporation and Subsidiaries	Table 1
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Consolidated EBITDA, which is reconciled to net earnings in the following tables, is defined as earnings before interest, taxes, depreciation and amortization.

Segment EBITDA is a measure of segment earnings before depreciation and amortization.

Segment EBITDA margin is defined as segment EBITDA divided by segment revenues.

	Three Months ended March 31
	2005
	Publishing	Broadcasting	Unallocated Corporate	Total
(In thousands)
Revenues	$235,730	$69,787	$-	$305,517
Operating profit	$54,996	$16,220	$(8,914)	$62,302
Depreciation and amortization	2,270	5,886	675	8,831
EBITDA	$57,266	$22,106	$(8,239)	71,133
Less:
Depreciation and amortization				(8,831)
Net interest expense				(4,835)
Income taxes				(22,239)
Net earnings				$35,228
Segment EBITDA margin	24.3%	31.7%

	Three Months ended March 31
	2004 - Restated*
	Publishing	Broadcasting	Unallocated Corporate	Total
(In thousands)
Revenues	$230,432	$69,121	$-	$299,553
Operating profit	$51,691	$14,231	$(9,361)	$56,561
Depreciation and amortization	2,298	5,543	889	8,730
EBITDA	$53,989	$19,774	$(8,472)	65,291
Less:
Depreciation and amortization				(8,730)
Net interest expense				(5,607)
Income taxes				(19,720)
Net earnings				$31,234
Segment EBITDA margin	23.4%	28.6%

* Restated to reflect the amortization of broadcasting network affiliation agreements and the expensing of share-based compensation.

Meredith Corporation and Subsidiaries	Table 1 (continued)
Supplemental Disclosures Regarding Non-GAAP Financial Measures

	Nine Months ended March 31
	2005
	Publishing	Broadcasting	Unallocated Corporate	Total
(In thousands)
Revenues	$655,971	$232,962	$-	$888,933
Operating profit	$117,636	$62,659	$(25,319)	$154,976
Depreciation and amortization	7,031	17,201	1,776	26,008
EBITDA	$124,667	$79,860	$(23,543)	180,984
Less:
Depreciation and amortization				(26,008)
Net interest expense				(14,737)
Income taxes				(54,272)
Earnings before cumulative effect of change in accounting principle				$85,967
Segment EBITDA margin	19.0%	34.3%

	Nine Months ended March 31
	2004 - Restated *
	Publishing	Broadcasting	Unallocated Corporate	Total
(In thousands)
Revenues	$643,958	$208,644	$-	$852,602
Operating profit	$105,923	$43,834	$(24,541)	$125,216
Depreciation and amortization	7,405	16,663	2,214	26,282
EBITDA	$113,328	$60,497	(22,327)	151,498
Less:
Depreciation and amortization				(26,282)
Net interest expense				(17,084)
Income taxes				(41,851)
Net earnings				$66,281
Segment EBITDA margin	17.6%	29.0%

* Restated to reflect the amortization of broadcasting network affiliation agreements and the expensing of share-based compensation.